United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Virginia Street

Suite 200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2011, Union First Market Bankshares Corporation (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On April 26, 2011, the Company’s Board of Directors approved certain amendments to its Bylaws, effective May 1, 2011.

The following changes were made to the Bylaws: Article II, Section 2: the following sentence has been deleted: “Any director elected to the Board of Directors pursuant to Section 7(b) of the Standard Provisions included as Schedule A to the Certificate of Designations of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B shall not be required to be a citizen of the Commonwealth of Virginia or a shareholder of record.” Article II, Section 9: a footnote has been added to clarify the Effective Date (which is February 1, 2010). Article III, Section 3: the name of the Nominating Committee has been changed to the Nominating and Corporate Governance Committee. The “Chief Executive Officer” is sometimes referred to as the “CEO” throughout the Bylaws.

A copy of the Amended and Restated Bylaws of Union First Market Bankshares Corporation, effective as of May 1, 2011, is attached as Exhibit 3.2 hereto and is hereby incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual shareholders’ meeting on April 26, 2011. At the annual meeting, the Company’s shareholders: (i) elected each of the persons listed below under Proposal 1 to serve as a Class III directors of the Company for a term that will continue until the 2014 Annual Meeting; (ii) elected L. Bradford Armstrong to serve as a Class II director for a term that will continue until the 2013 Annual Meeting; (iii) approved the Company’s 2011 Stock Incentive Plan; (iv) ratified the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2011; (v) approved the advisory (non-binding) vote on compensation of the executives disclosed in the Company’s 2011 Proxy Statement; and (vi) approved the advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.

The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: To elect four Class III directors to serve until the 2014 Annual Meeting:

Nominees:	Votes FOR	Votes WITHHELD	Broker Non-Votes
G. William Beale	16,746,471	239,245	3,014,408
Steven A. Markel	16,771,853	213.863	3,014,408
Patrick J. McCann	16,754,780	230,936	3,014,408
Hullihen W. Moore	16,756,517	229,199	3,014,408

Proposal 2: To elect one Class II director to serve until the 2013 Annual Meeting:

Nominee:

L. Bradford Armstrong

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
16,764,292	128,930	92,494	3,014,408

Proposal 3: To approve the Company’s 2011 Stock Incentive Plan:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
16,337,175	482,762	165,145	3,015,042

Proposal 4: To ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2011.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
19,860,862	66,696	72,566	0

Proposal 5: To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Company’s 2011 Proxy Statement.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
16,282,806	462,716	270,192	3,014,410

Proposal 6: To approve, in an advisory (non-binding) vote, the frequency of the advisory vote on executive compensation.

ONE YEAR	TWO YEARS	THREE YEAR	ABSTAIN	Broker Non-votes
15,592,824	42,251	1,210,610	140,030	3,014,409

Based on these results, the Company intends to hold an annual (non-binding) advisory vote until the next required vote on the frequency of such votes.

Item 8.01	Other Events

On April 27, 2011, the Company issued a press release announcing the declaration of a quarterly dividend payable on May 31, 2011 to shareholders of record as of May 19, 2011. A copy of the press release is attached as Exhibit 99.2 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.2	Union First Market Bankshares Corporation Amended and Restated Bylaws, effective May 1, 2011
99.1	Union First Market Bankshares Corporation press release dated April 26, 2011
99.2	Union First Market Bankshares Corporation press release dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

Date: April 29, 2011	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and
Chief Financial Officer